EXHIBIT 5.1

September 1, 2023

Edible Garden AG Incorporated

283 County Road 519

Belvidere, NJ 07823

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Edible Garden AG Incorporated, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s Registration Statement on Form S-1 (the “Registration Statement”). The Registration Statement covers the underwritten public offering and sale of the following securities (the “Securities”):

1. up to 2,700,726 units (the “Units”), with each Unit to consist of either:

a.

i. one share of common stock, par value $0.0001 per share (the “Common Stock,” and all shares of Common Stock contained within the Units and sold as part of the Over-Allotment Option are the “Shares”); and

ii. one warrant to purchase one share of Common Stock at an exercise price equal to the public offering price per Unit (including the warrants sold as part of the Over-Allotment Option, the “Warrants”); or

b.

i. one pre-funded warrant to purchase one share of Common Stock (“Pre-Funded Warrants”); and

ii. one Warrant;

2. up to 405,108 additional shares of Common Stock and/or Warrants pursuant to the over-allotment option of the underwriters described in the Registration Statement (the “Over-Allotment Option”);

3. shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”);

4. shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”); and

5. warrants to purchase a number of shares of Common Stock equal to 5.0% of the number of Shares sold in the offering, at an exercise price equal to 110% of the public offering price per Unit (the “Representative’s Warrants”), to be issued to the representative of the underwriters (the “Representative”).

1600 BAUSCH & LOMB PLACE ROCHESTER, NY 14604-2711 PHONE: 585.232.6500 FAX: 585.232.2152
ROCHESTER, NY • BUFFALO, NY • ALBANY, NY • CORNING, NY • NEW YORK, NY

Edible Garden AG Incorporated

September 1, 2023

The Registration Statement does not cover the offering of shares of Common Stock issuable upon exercise of the Representative’s Warrants (the “Representative’s Warrant Shares”).

We understand that the Securities are to be sold to the underwriters as described in the Registration Statement pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by and among the Company and Representative, acting for itself and as representative for any other underwriters named therein (the “Underwriting Agreement”). In addition, we understand that Equiniti Trust Company, LLC (the “Warrant Agent”) will serve as the warrant agent for the Warrants and Pre-Funded Warrants pursuant to a warrant agency agreement with the Company, substantially in the form filed as an exhibit to the Registration Statement (the “Warrant Agency Agreement”).

In connection with the foregoing, we have examined originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents. In addition, we have assumed that (a) each of the Underwriting Agreement, Units, Warrants, Pre-Funded Warrants, Representative’s Warrants, and Warrant Agency Agreement (the “Transaction Documents”) will be duly executed and delivered by all parties thereto, (b) the Representative has the power, corporate or otherwise, to enter into and perform its obligations under the Underwriting Agreement and that the Underwriting Agreement will be a valid and binding obligation of the Representative, (c) the Warrant Agent has the power, corporate or otherwise, to enter into and perform its obligations under the Warrant Agency Agreement, and that the Warrant Agency Agreement will be a valid and binding obligation of the Warrant Agent, (d) there will not have occurred, prior to the date of the issuance of the Warrant Shares, Pre-Funded Warrant Shares, or Representative’s Warrant Shares: (i) any change in law affecting the validity or enforceability of the Warrants, Pre-Funded Warrants, or Representative’s Warrants or (ii) any amendments to the Transaction Documents, (e) at the time of the issuance and sale of the Securities: (i) the Company is validly existing and in good standing under the law of the State of Delaware, (ii) the Company has not amended its certificate of incorporation or bylaws, (iii) the board of directors of the Company and any committee thereof has not taken any action to amend, rescind or otherwise reduce its prior authorization of the issuance of the Securities and (iv) the Company will receive consideration in excess of par value for the issuance of the Shares, Warrant Shares, Pre-Funded Warrant Shares, and Representative’s Warrant Shares, (f) the Registration Statement becomes and remains effective, and the prospectus which is a part of the Registration Statement, and the prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion, (g) the Securities will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto, and (h) all offers and sales of the Securities will be made in compliance with the securities laws of the states having jurisdiction thereof.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1. the Units have been duly authorized for issuance and, when issued and paid for in accordance with the terms of the Underwriting Agreement, will be valid and legally binding obligations of the Company;

2. the Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable;

Edible Garden AG Incorporated

September 1, 2023

3. the Warrants have been duly authorized for issuance and, when issued, sold and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Warrant Agency Agreement will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms;

4. the Warrant Shares have been duly authorized for issuance and, when issued and delivered by the Company upon valid exercise of the Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, Warrants and Warrant Agency Agreement will be validly issued, fully paid and non-assessable;

5. the Pre-Funded Warrants have been duly authorized for issuance and, when issued, sold and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Warrant Agency Agreement will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms;

6. the Pre-Funded Warrant Shares have been duly authorized for issuance and, when issued and delivered by the Company upon valid exercise of the Pre-Funded Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, Pre-Funded Warrants and Warrant Agency Agreement, will be validly issued, fully paid and non-assessable; and

7. the Representative’s Warrants have been duly authorized for issuance and, when issued, sold and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Underwriting Agreement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

The opinions rendered in paragraphs 1, 3, 5 and 7 above are subject to (i) bankruptcy, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally, and (ii) constitutional and public policy limitations and general principles of equity (regardless of whether enforcement may be sought in a proceeding in equity or at law). In addition, we express no opinion as to: the future reservation of the Representative’s Warrant Shares, the right to collect any payment to the extent that such payment constitutes a penalty, premium, forfeiture or late payment charge; the enforceability of the governing law and forum selection provisions contained in any of the Transaction Documents; waivers of right to trial by jury; or any purported right of indemnification or exculpation with respect to illegal acts, intentional torts, violation of securities laws, negligence or willful misconduct.

The opinions expressed herein are limited exclusively to the applicable provisions of the Delaware General Corporate Law (the “DGCL”) and the law of the State of New York as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion letter has been prepared in accordance with the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients concerning, opinions of the type contained herein.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

Edible Garden AG Incorporated

September 1, 2023

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is rendered to you as of the date hereof and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or legal conclusion or other matters in this letter.

Very truly yours,

/s/ Harter Secrest & Emery LLP